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                                                                 EXHIBIT NO. (1)








                        RESOLUTION OF BOARD OF DIRECTORS

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                    WRITTEN CONSENT OF THE BOARD OF DIRECTORS
                                       OF
                       GLENBROOK LIFE AND ANNUITY COMPANY

                                JANUARY 15, 1996




     Pursuant to Section 10 of the Illinois Insurance Code and Article I,
Section 9 of the By-Laws of Glenbrook Life and Annuity Company, the undersigned Directors of this Illinois Corporation hereby consent to the following action being taken by and on behalf of Glenbrook Life and Annuity Company herein, ("the Corporation"):

MULTI MANAGER VARIABLE ACCOUNT

     RESOLVED, That the Corporation, pursuant to the provisions of Section
245.21 of the Illinois Insurance Code, hereby establishes a separate account designated Glenbrook Life Multi Manager Variable Account, (hereafter the "Variable Account") for the following use and purposes, and subject to such conditions as hereinafter set forth.

     FURTHER RESOLVED, That the Variable Account shall be established for the purpose of providing for the issuance by the Corporation of such variable annuity or such other contracts ("Contracts") as the Chief Executive Officer or designated representative may designate for such purpose and shall constitute a separate account into which are allocated amounts paid to or held by the Corporation under such Contracts.

     FURTHER RESOLVED, That the income, gains and losses, whether or not realized, from assets allocated to the Variable Account shall, in accordance with Contracts, be credited to or charged against such account without regard to other income, gains, or losses of the Corporation.

     FURTHER RESOLVED, That the fundamental investment policy of the Variable Account shall be to invest or reinvest the assets of the Variable Account in securities issued by investment companies registered under the Investment Company Act of 1940, as amended, as the Investment Committee may designate pursuant to the provisions of the Contracts.

     FURTHER RESOLVED, That multiple sub-account divisions be, and hereby are, established within the Variable Account to which net payments under the Contracts will be allocated in accordance with instructions received from contractholders, and that the Chief Executive Officer be, and hereby is, authorized to increase or decrease the number of investment divisions in the Variable Account as deemed necessary or appropriate.

     FURTHER RESOLVED, That the Chief Executive Officer, President and Treasurer be, and they hereby are, authorized to deposit such amount in the Variable Account or in each investment division thereof as may be necessary or appropriate to facilitate the commencement of the Variable Account's operations.

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     FURTHER RESOLVED, That the Chief Executive Officer of the Corporation or
his designated representative be, and hereby is, authorized to change the designation of the Variable Account to such other designation as the Chief Executive Officer may deem necessary or appropriate.

     FURTHER RESOLVED, That the appropriate officers of the Corporation, with such assistance from the Corporation's auditors, legal counsel and independent consultants or others as they may require, be, and they hereby are, authorized and directed to take all action necessary to: (a) register the Variable Account as a unit investment trust under the Investment Company Act of 1940, as amended;
(b) register the Contracts in such amounts, which may be an indefinite amount, as the officers of the Corporation shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of the Variable Account in order to comply with Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the officers of the Corporation shall deem necessary or appropriate.

     FURTHER RESOLVED, That the Chief Executive Officer and the General Counsel, and either of them with full power to act without the other, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Variable Account and by the Corporation as sponsor and depositor, a Form of Notification of Registration on Form N-8A, a Registration Statement registering Variable Account as an investment company under the Investment Company Act of 1940, and a Registration Statement under the Securities Act of 1933.

     FURTHER RESOLVED, That the appropriate officers of the Corporation be, and they hereby are, authorized on behalf of the Variable Account and on behalf of the Corporation to take any and all action that they may deem necessary or advisable in order to sell the Contracts, including any registrations, filings and qualifications of the Corporation, its officers, agents and employees, and the Contracts under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith, to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Corporation may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as said officers or counsel deem them to be in the best interests of the Variable Account and the Corporation.

     FURTHER RESOLVED, That the General Counsel for the Corporation be, and hereby is, authorized in the names and on behalf of the Variable Account and the Corporation to execute and file irrevocable written consents on the part of the Variable Account and of the Corporation to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of Contracts and to appoint the appropriate state official, or

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such other person as may be allowed by said insurance or securities laws, agent of the Variable Account and of the Corporation for the purpose of receiving and accepting process.

     FURTHER RESOLVED, That the Chief Executive Officer of the Corporation or designated representative be, and hereby is, authorized to establish criteria by which the Corporation shall institute procedures to provide for a pass-through of voting rights to the owners of such Contracts as required by the applicable laws with respect to securities owned by the Variable Account.

     FURTHER RESOLVED, That the Chief Executive Officer of the Corporation or his designated representative is hereby authorized to execute such agreement or agreements on such terms and subject to such modifications as deemed necessary or appropriate (i) with a qualified entity that will be appointed principal underwriter and distributor for the Contracts and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of the Variable Account and the design, issuance, and administration of the Contracts.

     FURTHER RESOLVED, That since it is expected that the Variable Account will invest in the securities issued by one or more investment companies, the appropriate officers of the Corporation are hereby authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made.

     FURTHER RESOLVED, That the appropriate officers of the Corporation, and each of them, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.


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